Exhibit 10.2

Brendon Perkins

SVP, Global Compensation & Benefits

[                   ], 2020

[Section 16 Officer]

RE:  Voluntary Salary and Bonus Reduction Program Due to Covid-19 Pandemic

Dear [Section 16 Officer],

As you recently heard, due to the current uncertain economic conditions, Nielsen (the “Company”) has made the difficult decision to adopt a voluntary salary and bonus reduction program. Both David Kenny and David Rawlinson have already agreed to a 30% reduction in their total cash compensation from May 1, 2020 to September 30, 2020.

To support this effort, we are asking Nielsen executives like you who are members of the Executive Committee or part of our highly compensated business teams globally, to agree to temporarily reduce your total 2020 cash compensation by [30% for CEOs/20% for other Section 16 Officers] for a limited period from May 1, 2020 through September 30, 2020. We appreciate that this is a significant request.  However, we ask that you think of the less well paid employees.  The cash generated through this program will be utilized to help mitigate the impact to those associates with the most burden during this very difficult time.

Your current base salary is [XXXX] USD per year (gross) and will be reduced by [XXX]% for the period from May 1, 2020 to September 30, 2020.  Accordingly, your base salary would be reduced to the rate of [XXXX] USD per year (gross), during the reduction period. In addition, your current bonus target opportunity amount is [XXXX] USD.  Accordingly, your new bonus target opportunity for the entire 2020 performance period will be [XXXX] USD which reflects the balance of the [30%/20%] reduction amount.  Please see the exhibit attached for further detail.

If you agree, your first paycheck at this reduced rate would be on May 8th.  Whether you agree to participate or not, we request that you sign and return the following page of this letter to me only.  Your decisions will be kept confidential from everyone except me and certain members of the payroll team.  In addition, your leader and the Executive Committee of the company will not be notified of any one individual's specific participation.  Please return this document no later than 5:00 pm EST on Friday, April 24.

Please do not hesitate to contact me or Laurie Lovett if you have any questions about the above.  Your conversation will be kept confidential.  We thank you for your ongoing commitment and dedication to the Nielsen family and for your cooperation as we work through this time.

Sincerely,

Brendon Perkins

Nielsen | 85 Broad Street | New York, NY 10004 | nielsen.com

Nielsen | 85 Broad Street |  New York, NY 10004 | nielsen.com

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

Nielsen | 85 Broad Street |  New York, NY 10004 | nielsen.com
Copyright © 2017 The Nielsen Company. Confidential and proprietary.

Attn: Brendon Perkins, SVP, Global Compensation & Benefits

Re: Voluntary Salary Reduction

Dear Brendon,

Below is an amendment to my offer letter or employment agreement with Nielsen (the “Company”), as amended to date (the “Agreement”). This letter shall serve to memorialize in writing our mutual agreement with respect to certain changes in my compensation for services to the Company under the Agreement. As such, I  voluntarily elect to reduce my total compensation payable to me pursuant to the Agreement by [30/20]% for the period beginning on May 1, 2020 and ending on the earlier of (a) September 30, 2020, or (b) such earlier time as determined by the Company (the “Overall Reduction”).  I agree that the Overall Reduction will include a reduction of [XXX]% of my base salary during the reduction period (the “Salary Reduction”) and that my 2020 performance bonus opportunity will be reduced as set forth below subject to the terms and conditions of the bonus plan/program (the “Bonus Target Reduction”).

I understand that my salary while the Salary Reduction is in effect and my Bonus Target Reduction will be:

•	Salary: [XXXX] USD (gross) per annum, and
•	Bonus Target: [XXXX] USD for 2020 performance period

I also agree that the attached Exhibit A reflects an accurate computation of my Overall Reduction.  I further agree and accept that all other terms and conditions of employment, whether set forth in the Agreement or otherwise, shall remain unchanged and continue to remain in effect including my benefits, and my status as an at-will employee.  Notwithstanding the terms of the Agreement to the contrary, I agree that neither the Salary or Bonus Target Reductions, nor the other terms of this letter agreement, shall constitute “Good Reason” for purposes of the Agreement, any Company severance plan, or any other agreement between me and the Company with any similar concept. This program is completely voluntary and my decision to participate or not participate will not have any impact on my employment relationship with the Company.

ACCEPTED AND AGREED:

 ___________________________________________

[Section 16 Officer]

I DO NOT AGREE TO THE VOLUNTARY CASH COMPENSATION REDUCTION AS OUTLINED:

___________________________________________

[Section 16 Officer]

EXHIBIT A

[REDUCTION COMPUTATION]

[Section 16 Officer]

Amounts in Local Currency (USD)
	Annual Salary	Annual Incentive Target	Total Cash Target
Current Annual Compensation	[XXXX]	[XXXX]	[XXXX]
2020 Annual Compensation (reflects 5 months of adjustment)	[XXXX]	[XXXX]	[XXXX]
Net 2020 Annual Impact Amount	[XXXX]	[XXXX]	[XXXX]
Net 2020 Annual Impact %	[XXXX]%	[XXXX]%	[XXXX]%